Exhibit 31.2

CERTIFICATION

I, Mary L. Dotz, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended March 31, 2010 of ADPT Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MARY L. DOTZ
Date: July 28, 2010	Mary L. Dotz Chief Financial Officer